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                                                                    Exhibit 99.1

                       [LETTERHEAD OF VERTEL CORPORATION]



                                                                            NEWS



CONTACT:

Vicki Vaughn, Investor Relations
(818) 227-5730
vicki-vaughn@vertel.com



                  VERTEL TRADES UNDER NEW STOCK SYMBOL - VRTL


                   NEW STOCK SYMBOL MARKS START OF NEW ERA.


          WOODLAND HILLS, CA, APRIL 8, 1998 -Vertel/(R)/ (NASDAQ:VRTL), a leading supplier of telecommunications management network (TMN) software and formerly known as Retix, today announced that the name change approved by its shareholders last month has resulted in a new stock symbol - VRTL. This symbol, which replaces RETX, will be effective April 9, 1998. The stock will continue to be traded on Nasdaq.

          "This marks the beginning of a new era for Vertel as a corporation focused solely on the growing, telecom software market," said Bruce Brown, President and CEO of Vertel. "The benefit to our shareholders is that they are now directly investing in Vertel and can reap the rewards from our being a TMN leader as it emerges as the standard of choice for the telecom industry."

          Brown added "Investors will also be directly investing in the OSS (Operation Support Systems) market which has long term, growth potential and is vital to the telecom service provider's future. TMN is the software infrastructure that brings it all together and Vertel's industry leading products make the transition easier."

          "A key part of our company's strategy has been to partner with the market leaders to create a powerful industry force in the telecom software market. Our implementation of this strategy has resulted in long term partnerships with Hewlett-Packard ("HP") and Microsoft, two prominent leaders in this area. Our joint HP/Vertel products offer comprehensive telecom management, software development environments and integrated deployment platforms for

                                    -more-
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telecom service providers and equipment manufacturers. Our Microsoft partnership provides native NT based TMN products that uniquely exploit the benefits of the NT operating system. The Microsoft/Vertel cooperation is resulting in some of the most robust and feature rich NT TMN products available."

          Brown continued "Our company's strategic direction, breadth and depth of products, global services, and strategic partnerships, have made us a leader in this growing telecom software industry."


VERTEL CORPORATION

          Vertel (NASDAQ:VRTL) develops and markets software for the management and operations of telecommunications networks. The Company provides advanced telecommunications management network solutions (TMN) including communications infrastructure products, network management platforms, and applications software for telecommunication carrier networks worldwide. In addition, the Company serves telecom equipment manufacturers, computer systems OEMs and Internet access providers. The Company is based in Woodland Hills, California and has sales offices throughout the world. Contact Vertel on the World Wide Web at http://www.vertel.com

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          "Safe Harbor" Statements under the Private Securities Litigation
Reform Act of 1995: Except for the historical information presented, the matters discussed in this news release are forward looking statements that involve risks and uncertainties, including timely development, introduction and success of new and enhanced products in existing and new markets, the acceptance of new technologies, the impact of competitive products and technologies, pricing, currency exchange risks, governmental and regulatory developments, and other risks detailed from time to time in public disclosure filings with the U.S. Securities and Exchange Commission (SEC) by Vertel.



Vertel is a registered trademark of Vertel. All other trademarks are the property of their respective owners.